UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): July 7, 2021 (July 6, 2021)
EOS ENERGY ENTERPRISES, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-39291	84-4290188
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
3920 Park Avenue
Edison, New Jersey 08820
(Address of principal executive offices, including zip code)
Registrant’s telephone number, including area code: (732) 225-8400
N/A
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001 per share	EOSE	The Nasdaq Stock Market LLC
Warrants, each exercisable for one share of common stock	EOSEW	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Issuance and Sale of 5%/6% Convertible Senior PIK Toggle Notes due 2026

On July 6, 2021, Eos Energy Enterprises, Inc. (the “Company”) entered into an investment agreement (the “Investment Agreement”) with Spring Creek Capital, LLC, a wholly-owned, indirect subsidiary of Koch Industries, Inc. (“Koch”) relating to the issuance and sale to Koch of $100,000,000 in aggregate principal amount of the Company’s 5%/6% Convertible Senior PIK Toggle Notes due 2026 (the “Notes”). The transactions contemplated by the Investment Agreement (the “Transaction”) closed on July 7, 2021 (the date on which the closing occurred, the “Closing”).

Issuance of Convertible Notes

The Notes are governed by a form of indenture (the “Indenture”) incorporated by reference into the Notes. The Notes will bear interest at a rate of 5.00% per annum if interest is paid in cash (“Cash Interest”), or, if interest is paid in kind (through an increase in the principal amount of the outstanding Notes or through the issuance of additional Notes), at a rate of 6.00% per annum (“PIK Interest”). The Company can elect to make any interest payment through Cash Interest, PIK Interest or any combination thereof. Interest on the Notes is payable semi-annually in arrears on June 30 and December 30, commencing on December 30, 2021. It is expected that the Notes will mature on June 30, 2026, subject to earlier conversion, redemption or repurchase.

The Notes are convertible at the option of the holder at any time until the business day prior to the maturity date, including in connection with a redemption by the Company. The Notes will be convertible into shares of the Company’s common stock, par value $0.0001 per share, based on an initial conversion rate of 49.9910 shares of the Company’s common stock per $1,000 principal amount of the Notes (which is equal to an initial conversion price of approximately $20.00 per share), in each case subject to customary anti-dilution and other adjustments (as described in the Indenture).

On or after June 30, 2024, the Notes will be redeemable by the Company in the event that the closing sale price of the Company’s common stock has been at least 130% of the conversion price then in effect for at least 20 trading days (whether or not consecutive) during any 30 consecutive trading day period ending on, and including, the trading day immediately preceding the date on which the Company provides the redemption notice at a redemption price of 100% of the principal amount of such Notes, plus accrued and unpaid interest to, but excluding, the redemption date.

With certain exceptions, upon the occurrence of certain fundamental changes described in the Indenture (each, a “Fundamental Change”), the holders of the Notes may require that the Company repurchase all or part of the principal amount of the Notes at a purchase price of 100% of the principal amount of such Notes, plus accrued and unpaid interest to, but excluding, the Fundamental Change repurchase date.

The Indenture includes customary “events of default,” which may result in the acceleration of the maturity of the Notes under the Indenture. The Indenture will also include customary covenants for convertible notes of this type.

The Notes are senior unsecured obligations of the Company and rank equal in right of payment to all senior unsecured indebtedness of the Company, and will rank senior in right of payment to any indebtedness that is contractually subordinated to the Notes.

Standstill Obligations

Pursuant to the Investment Agreement, Koch has agreed, subject to certain exceptions, that during the period commencing on the Closing and ending on the one (1) year anniversary of the Closing (the “Standstill Period”), Koch will not, among other things: (i) acquire any securities of the Company if, immediately after such acquisition, Koch would collectively own in the aggregate more than 20.0% of the then outstanding voting securities of the Company, (ii) propose or seek to effect any tender or exchange offer, merger or other business combination involving the Company or its securities, or make any public statement with respect to such transaction, (iii) make, or in any way participate in any “proxy contest” or other solicitation of proxies, (iv) seek the appointment of any director or (v) call or seek to call any meeting of stockholders or other referendum or consent solicitation.

Transfer and Conversion Restrictions; Registration Rights; Participation Rights

The Investment Agreement restricts Koch’s ability to transfer or hedge the Notes or the Company’s common stock, subject to certain exceptions specified in the Investment Agreement. In particular, prior to the one-year anniversary of the Closing, Koch will be restricted from transferring or entering into an agreement that transfers the economic consequences of ownership of the Notes or shares. These restrictions do not apply to, among others, transfers to affiliates.

Subject to certain limitations, the Investment Agreement provides Koch with certain registration rights for the Notes and shares of the Company’s common stock held by Koch, including shares of the Company’s common stock issuable upon conversion of the Notes.

The foregoing summaries of the Indenture, the Notes and the Investment Agreement do not purport to be complete and are subject to, and qualified in their entirety by the full text of the form of Indenture, which is attached hereto as Exhibit 4.1 and incorporated herein by reference and the Investment Agreement, which is attached hereto as Exhibit 10.1 and incorporated herein by reference, as applicable.
Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of the Registrant.

The information related to the issuance of the Notes contained in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.
Item 3.02 Unregistered Sales of Equity Securities.

On July 6, 2021, the Company entered into the Investment Agreement, pursuant to which it agreed to sell $100,000,000 in aggregate principal amount of the Notes to Koch for cash in a private placement pursuant to the exemption from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”). The Company offered and sold the Notes to Koch in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act without the involvement of any underwriter. The Company relied on this exemption from registration based in part on representations made by Koch in the Investment Agreement. The Notes are convertible as set forth above, and any shares of the Company’s common stock issued upon conversion of the Notes will be issued in reliance on Section 3(a)(9) of the Securities Act.

The information related to the issuance of the Notes and the underlying shares of the Company’s common stock contained in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.
Item 8.01 Other Events.

On July 7, 2021, the Company issued a press release announcing the Transaction. A copy of the press release is filed as Exhibit 99.1 and incorporated herein by reference.
Item 9.01  Financial Statement and Exhibits.
(d) Exhibits

Exhibit Number	Description of Document

4.1	Form of Note (including Indenture incorporated by reference therein).
10.1	Investment Agreement, dated as of July 6, 2021, among Eos Energy Enterprises, Inc. and Spring Creek Capital, LLC.
99.1	Press release dated July 7, 2021

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EOS ENERGY ENTERPRISES, INC.

Dated: July 7, 2021	By:	/s/ Sagar Kurada
		Name:	Sagar Kurada
		Title:	Chief Financial Officer
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